Exhibit 99.1

Contact:

Arthur F. Birmingham
Peapack-Gladstone Financial Corporation
T:  908-719-4308

PEAPACK-GLADSTONE FINANCIAL CORPORATION
REPORTS PRELIMINARY APPROVAL TO PARTICIPATE IN THE US DEPARTMENT OF
TREASURY CAPITAL PURCHASE PROGRAM

GLADSTONE, N.J.—(BUSINESS WIRE)—November 20, 2008 – Peapack-Gladstone Financial Corporation (NASDAQ Global Select Market:PGC) reported that it received preliminary approval as of November 17 from the US Department of Treasury (Treasury) to sell $28,685,000 of preferred stock to Treasury in the Capital Purchase Program.  As part of the transaction the Corporation will issue warrants to Treasury to purchase common stock of the Corporation with a market price, based upon the average closing price for the 20 days prior to November 17, equal to 15% of the preferred stock.
Frank A. Kissel, Chairman and CEO, stated, “A strong capital position has always been fundamental to our culture.  At September 30, 2008 the Corporation’s leverage ratio, tier 1 and total risk based capital ratios were 8.76 percent, 12.41 percent and 13.36 percent, respectively.  Each of these ratios exceeded the levels required to be categorized as “well capitalized”.  As we move through the most severe financial and economic crisis of our lifetimes, we feel it prudent to further strengthen our capital position.”
Because the Corporation’s charter does not presently allow for the issuance of preferred stock, the Corporation must obtain shareholder approval to amend the charter to authorize the issuance of preferred stock.  The process of shareholder approval will require the solicitation of proxies followed by a vote at a special shareholder meeting.  The Corporation filed a preliminary proxy with the Securities and Exchange Commission today which will be mailed to shareholders after a standard review by the SEC staff.  Depending on the length of the SEC review, the Corporation expects to hold a special shareholder’s meeting in the last week of December 2008 or the first or second week of January 2009.
The Treasury’s preliminary approval required that we consummate the transaction within 30 days of the approval date.  Because of the periods needed to allow the Securities and Exchange Commission to review and comment on the proxy statement and thereafter to solicit proxies and to hold the shareholders meeting, it will take us longer than 30 days to close the transaction.  Although we believe the Treasury will allow us additional time to close, there can be no assurance that it will.
Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.4 billion as of September 30, 2008.  Peapack-Gladstone Bank, its wholly owned community bank, was established in 1921, and has 23 branches in Somerset, Hunterdon, Morris, Middlesex and Union Counties.  Its Trust Division, PGB Trust and Investments, operates at the Bank’s main office located at 190 Main Street in Gladstone and at its Morristown office located at 233 South Street.  To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.
The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions.  These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms.  Actual results may differ materially from such forward-looking statements.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, classification of securities to other-than-temporary impaired status, unanticipated costs in connection with new branch openings, declines in the economy, unexpected changes in interest rates, inability to manage growth in commercial loans, unexpected loan prepayment volume, unanticipated exposure to credit risks, insufficient allowance for loan losses, competition from other financial institutions, adverse effects of government regulation or different than anticipated effects from existing regulations, decline in the levels of loan quality and origination volume and decline in trust assets or deposits, and other unexpected events.  Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.